UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 28, 2019

R. R. DONNELLEY & SONS COMPANY

(Exact name of Registrant as Specified in its Charter)

1-4694	Delaware	36-1004130
(Commission File Number)	(State or other Jurisdiction of Incorporation)	(I.R.S. Employer Identification No.)

35 West Wacker Drive, Chicago, Illinois	60601
(Address of Principal Executive Offices)	(Zip Code)

(312) 326-8000

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Restated Employment Letter

R. R. Donnelly & Sons (the “Company”) and all of its current executive officers other than Daniel L. Knotts, the Company’s Chief Executive Officer, including, without limitation, Terry D. Peterson (Executive Vice President and Chief Financial Officer), John P. Pecaric (Executive Vice President, Chief Commercial Officer and President International) and Deborah L. Steiner (Executive Vice President and General Counsel) each entered into a restated employment letter with the Company effective February 28, 2019. The restated employment letters supersede any prior representations or agreements between the executive officer and the Company, including, without limitation, each of Mr. Peterson, Mr. Pecaric and Ms. Steiner’s respective prior executive employment agreements; provided that any restrictive covenant, confidentiality or intellectual property obligations of the executive (including those set forth in the Company’s policies) will not be superseded.

The restated employment letters do not specify a term of employment. However, under the restated employment letters, each executive officer party to such letter, including, without limitation, Mr. Peterson, Mr. Pecaric and Ms. Steiner is eligible for severance benefits under the terms of the R. R. Donnelley Senior Leadership Separation Pay Plan (the “SLSPP”) (as more fully described below) in the event of a qualifying termination, subject to the terms and conditions of the SLSPP. In the event that such qualifying termination occurs within a two-year period following a change in control, the executive officer may be eligible to receive enhanced separation pay, subject to the terms and conditions of his or her Change in Control Agreement (as more fully described below). Upon execution of the restated employment letter, each executive officer waived his or her rights to any benefits or separation pay under the Company’s Separation Pay Plan or any other prior employment agreement between the Company and the applicable executive officer and agreed to the restrictive covenants and other terms and conditions of the SLSPP and the Change in Control Agreement (as described below). In the event an executive officer is not entitled to benefits under the terms of the SLSPP, the Company may, in its sole discretion, elect to pay such executive officer his or her total monthly compensation (as defined in the restated employment letter), for a twelve or eighteen month period determined at the Company’s discretion, in consideration for executive’s commitment to a post-termination non-compete of corresponding duration (such provision being the “Company Discretionary Noncompete”). Other than eligibility to participate in the SLSPP, the Company Discretionary Noncompete, and for the benefits provided under the Change in Control Agreement, the benefits and compensation provided under the restated employment letters are substantially similar to those provided to each executive officer previously.

In addition, the Company’s Human Resources Committee of the Company’s Board of Directors (the “Committee”) approved a form offer letter to be entered into by the Company and any newly appointed executive officer who is hired at a future date, which, among other things, provides for substantially similar forms of compensation and benefits as those provided in the restated employment letter. A copy of such form offer letter is attached as Exhibit 10.2 hereto.

Senior Leadership Separation Pay Plan

On February 28, 2019, the Committee adopted the SLSPP. The SLSPP is intended to provide certain severance benefits to key employees of the Company. As of March 4, 2019, each of the Company’s executive officers other than Mr. Knotts has been designated as an eligible employee under the SLSPP, including, without limitation, Mr. Peterson, Mr. Pecaric and Ms. Steiner.

Separation Pay and Benefits

Under the SLSPP, if an eligible employee is terminated without cause or if an eligible employee resigns for good reason (in each case, as defined in the SLSPP), each a “qualifying termination,” then, the executive officer is eligible to receive the following benefits:

1.	An amount equal to 1.5X of the executive officer’s annualized total compensation (as defined in the SLSPP), payable in equal periodic installments over an 18-month period;

2.

A lump-sum amount equal to the amount, if any, that would have been payable to the executive officer under the Company’s annual bonus program for the calendar year in which the separation from service occurs had such executive officer remained employed through such calendar year, based on the Company’s actual performance and pro-rated based on the number of days the executive officer was employed by the Company during the calendar year (the “Pro-Rata Bonus”);

3.	Continued COBRA coverage (subsidized by the Company at active employee rates) under the Company’s medical (including the executive officer physical program), dental and vision plans for 18 months; and

4.	Continued coverage (paid by the Company) under the executive officer’s separate individual life and disability policies and financial planning benefit, in each case, for 18 months.

For the avoidance of doubt, the executive officer’s outstanding stock options, restricted stock awards, performance shares or other equity awards, if any, will vest in accordance with the terms of the applicable equity compensation plan and award agreement(s).

Conditions to Receipt of Separation Pay and Benefits

All payments and other benefits under the SLSPP are subject to applicable withholding obligations and the eligible employee’s execution (and nonrevocation) of a release of claims. In addition, the executive officer must execute and comply with a separation agreement, which, among other things, will include restrictive covenants such as an 18-month post-termination noncompete, an 18-month post termination customer non-solicit, a 24-month post-termination employee non-solicit and a perpetual confidentiality clause.

Change in Control Agreement

On February 28, 2019, the Company and its executive officers, other than Mr. Knotts, including, without limitation, Mr. Peterson, Mr. Pecaric and Ms. Steiner, entered into change in control agreements (each, a “Change in Control Agreement”), which provide for enhanced severance upon a qualifying termination in connection with a change in control (as defined in the Change in Control Agreement).

Change in Control Agreement Separation Payments and Benefits

In the event of a termination by the Company for reasons other than cause or on account of the executive officer’s death, or if the executive officer resigns for good reason (in each case, as defined in the Change in Control Agreement) during the 24-month period following the date of a change in control, the executive officer is eligible to receive:

1.

A lump-sum cash payment equal to 2.0X of the executive officer’s annualized total compensation (as defined in the Change in Control Agreement); provided that, in some instances, such amount may be paid in equal regular installments over a 24-month period;

2.	The Pro Rata Bonus;

3.	Continued COBRA coverage (subsidized at active employee rates) under the Company’s medical (including the executive officer physical program), dental and vision plans for a period of 18 months; and

4.

Continued coverage (paid by the Company) under the executive officer’s separate individual life and disability policies and the executive officer’s financial planning benefit, in each case, for a period of 24 months.

In addition, any outstanding stock options, restricted stock awards, performance share units or other equity awards granted to the executive officer will vest in accordance with the terms of the applicable equity compensation plan and award agreement.

Conditions to Receipt of Change in Control Pay and Benefits

All of the payments and benefits payable under the Change in Control Agreement are conditioned upon the executive officer’s execution (and nonrevocation) of a separation agreement and general release. In addition, each of benefits payable under the Change in Control Agreement is subject to the terms and conditions of the SLSPP, as applicable. For example, if the executive officer is entitled to benefits under the Change in Control Agreement, he or she will not be entitled to any additional benefits under the SLSPP or the Separation Pay Plan. In addition, the Change in Control Agreement requires compliance with certain restrictive covenants, including, without limitation, an 18-month post-termination noncompete and customer non-solicitation provision, a 24-month post-employment employee non-solicitation provision and a perpetual confidentiality provision.

Internal Revenue Code Section 280G

The Change in Control Agreement does not provide for any excise tax payment. In the event that any payment or benefit payable to an eligible employee under the Change in Control Agreement would result in the imposition of excise taxes under the golden parachute provisions of Section 280G of the Internal Revenue Code of 1986, as amended, then such payments and benefits will either be made and/or provided in full or will be reduced such that the excise tax under Section 280G is not applicable, in accordance with the terms and conditions of the Change in Control Agreement, whichever is least economically disadvantageous to the eligible employee.

The foregoing summaries of the restated employment letter, the offer letter, the SLSPP and the Change in Control Agreement are general descriptions only and are qualified in their entirety by reference to the full text of the applicable plan document or agreement, as applicable, which are filed as Exhibits 10.1, 10.2, 10.3 and 10.4, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	Form of Restated Employment Letter

10.2	Form Executive Offer Letter

10.3	Senior Leadership Separation Pay Plan

10.4	Form of Change in Control Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 5, 2019

R. R. DONNELLEY & SONS COMPANY

By:	/s/ Deborah L. Steiner
Deborah L. Steiner
Executive Vice President and General Counsel